Exhibit 10.185

HR Global Corporate

LETTER OF COMMITMENT TO CONFIDENTIALITY AND NON-

INFRINGEMENT OF COPYRIGHTS

WHEREAS I have been accepted to work as an employee of Comverse Ltd. (the “Company”); and

WHEREAS during the course of my employment at the Company I will be exposed to or obtain knowledge in various areas of the Company’s operation; and

WHEREAS all of the rights to this material and knowledge belong to the Company;

THEREFORE, I now declare my contractual commitment to confidentiality as follows:

1.	The introduction to this letter of commitment is an integral part herein.

2.	The term “Information” for the purpose herein, shall include: information, test results, computer program, data, algorithms, formulas, drawings’ photographs, flowcharts, articles, samples, projections, production processes and/or products, notices about equipment and its details, and any document or notice (verbal or written) which is produced by or presented to the Company to the extent that the same is a trade secret or proprietary or confidential information of any affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which any affiliate of the Company owes an obligation not to disclose such information, which you acquire during your employment with the Company, including, without limitation, records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with your work as an employee of any affiliate of the Company, (ii) when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order you to divulge, disclose or make accessible such information or (iii) as to such confidential information that becomes generally known to the public or trade without your violation of this obligation.

3.	I am aware that the information has a financial and commercial value, is an important asset to the Company and has been developed by the Company through great effort and investment.

4.	(a) I will protect, preserve and do whatever is necessary in order to maintain complete secrecy regarding the information and will not convey any of their Information to others

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or publish it, myself or through any other means, and I will not utilize any of this information directly or indirectly other than for the purpose of my work for the Company, unless I receive written permission from the Company.

(b) In order to maintain confidentiality, I hereby undertake to observe instructions regarding the confidentiality required for this or any other purpose.

5.	I shall return to the Company any and all tangible Company property in my possession at the end of my period of employment and destroy any and all information in soft copy or electronic files in my possession. Furthermore, I shall not keep in my possession any information.

6.	During the period of my employment and one year after, I shall not make use of any Information that is not public information or professional literature which I obtained as a result of my work in the Company. Specifically, such Information shall not be used for assisting others to compete with the Company or otherwise.

7.	Until one year after the end of my employment (Effective Date), I will not establish, directly or indirectly, alone or with others, a factory or company which will compete with or which shall assist others in competition with the business of the company.

8.	I will not, until following the Effective Date, work for or perform any kind of work in fields which may compete with the Company’s business. Further more, I shall not, until following Effective Date, work either with or without consideration, directly or indirectly, for any person, corporation or organization which is a subsidiary of the Company or its parent, Comverse, Inc. during the time of my employment with the company.

9.	Until one year after the end of my employment (Effective Date), I shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, an employee of any member of the Company to accept employment or affiliation with another firm or corporation engaging in such business or activity where I am an employee, owner, partner or consultant.

10.	I hereby undertake to compensate the Company for any damage, direct or indirect, that shall be caused to the Company (including as a result of a claim by a third party) as a result of a breach of any of the undertakings hereunder.

11.	(a) The Company shall be the sole owner of all proprietary rights to any discoveries, patents or other developments developed by me or in which I shall take part during my employment in the Company. The above-mentioned developments shall include discoveries and developments, which cannot be registered by law. The Company shall solely own all such developments. I shall not have any rights to any consideration of payment connected with such discoveries of the use thereof.

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(b)	Should the Company decide to protect such discoveries by registering a patent in Israel or abroad, I will cooperate with the Company in providing all documentation and other information that may be required for the application and for the registration of the patent, and any other activity connected with such registration.

(c)	The undertakings set forth in subsection 10 (a) shall apply to any discoveries or developments I may make, through the use of information or as part of my work with the Company. Further more, the undertakings set forth in subsection 10 (a) shall apply for a period of one year, beginning on the termination of my employment with the Company, for any reason whatsoever.

11.	I am aware that the Company is involved in confidential projects. Accordingly, if the Company shall so require, I will sign relevant instructions and documents in accordance with the requests of the officers in charge of security at the Company.

12.	All of the above-mentioned undertakings shall be binding with respect to the Company and any of its subsidiaries or other companies connected or associated with the Company, including but not limited to Comverse Technology Inc.

Name:	Sharon Dayan

Date:	May 30, 2010

Signature:	/s/ Sharon Dayan

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